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                                                                    Exhibit 99.1


[DJ ORTHO LOGO]

COMPANY INVESTOR/ MEDIA CONTACT:
dj Orthopedics, Inc.
Mark Francois
Director of Investor Relations
(760) 734-4766
mark.francois@djortho.com

FOR IMMEDIATE RELEASE

   DJ ORTHOPEDICS TO ACQUIRE BONE GROWTH STIMULATION BUSINESS FROM ORTHOLOGIC
                                   CORPORATION

SAN DIEGO, CA, OCTOBER 9, 2003 - dj Orthopedics, Inc. (NYSE: DJO), a designer, manufacturer, and marketer of products and services for the orthopedic sports medicine market, today announced that it has signed a definitive agreement to purchase the bone growth stimulation (BGS) business from OrthoLogic Corporation ("OrthoLogic") (NASDAQ: OLGC), for $93 million in cash, subject to the approval of OrthoLogic's stockholders and customary governmental approvals and closing conditions. The transaction is expected to be completed before the end of the year. The BGS products to be acquired in the transaction include the OL1000, approved by the United States Food and Drug Administration (FDA) in 1994, which utilizes patented Combined Magnetic Field (CMF) technology to deliver a highly specific, low-energy signal for the non-invasive treatment of an established nonunion fracture acquired secondary to trauma, excluding vertebrae and all flat bones, and SpinaLogic(R), a state-of-the-art device used as an adjunct to primary lumbar spinal fusion surgery, approved by the FDA in late 1999. The BGS market is one of the fastest growing segments of the nearly $4 billion orthopedic sports medicine market. Frost and Sullivan estimates that the BGS market is $369 million for 2003, and could grow to $637 million by 2008, a compound annual growth rate of approximately 12 percent.

dj Orthopedics said it has received an underwritten commitment for senior debt financing for the acquisition, and to refinance its current bank debt, from Wachovia Securities (1).


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In 2002, OrthoLogic generated $38.0 million in revenue from its BGS products, up
25 percent from $30.5 million in 2001, and in the first six months of 2003, OrthoLogic reported BGS revenue of $21.7 million, a 21 percent increase over the first six months of 2002.

"With improved operating metrics and profitability in 2003, our focus is on long-term revenue growth for dj Orthopedics, and bone growth stimulation is a strategically important element of that future growth," said Les Cross, President and CEO of dj Orthopedics. "We have established very strong relationships among the orthopedic surgeon community, creating the leading market share in products that rehabilitate soft tissue and bone. The opportunity to now expand into the regeneration market with OrthoLogic's complementary bone growth stimulation products will permit us to leverage our existing relationships in the orthopedic community. The BGS market is a significant growth opportunity for dj Orthopedics and entering this market with leading technology, strong relationships, growing market share and a larger, motivated sales force should enable us to accelerate the growth of the Company."

Commenting on the acquisition, Vickie Capps, Senior Vice President and CFO at dj Orthopedics said, "From a financial perspective, this acquisition is compelling and meets our requirements of bringing higher revenue growth and operating margins to dj Orthopedics. The commitment shown by our lead lender, Wachovia Securities, is a strong endorsement of our prospects going forward."

dj Orthopedics intends to operate the BGS business as a stand alone division at its existing location in Tempe, Arizona. Shane Kelly, Senior Vice President, Sales for OrthoLogic, will be appointed Vice President, General Manager of the new dj Orthopedics BGS division, reporting to Les Cross.

The OL1000 product line is indicated in the treatment of nonunion fractures, or fractures that do not show visible signs of progressive healing. These fractures can be the result of diseased, damaged, degenerated or recently repaired musculoskeletal tissue. BGS products are physician-prescribed and focus on improving the clinical outcomes and cost-effectiveness of orthopedic surgical procedures that are characterized by compromised healing, high-cost, the potential for complication and long recuperation time. There are approximately six million fractures in the US each year, with up to 5 percent of these resulting in nonunion or delayed union. The OL1000, utilizing patented CMF technology, is comprised of two magnetic field treatment transducers (coils) and a microprocessor-controlled signal generator to deliver a highly specific, low energy signal to the injury area for approximately 30 minutes each day. This is a significantly shorter period of time compared to competitive products on the market and is a key differential factor that has enabled

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                                                                    Exhibit 99.1


OrthoLogic to increase its market share. The reduced treatment time increases patient comfort and therefore improves patient compliance during the treatment protocol. CMF technology also allows for less specific positioning of the stimulator since the increased energy delivered can cover a broader treatment area. SpinaLogic is a state-of-the-art electromagnetic bone growth stimulator used to enhance the healing process of lumbar spinal fusions. Spinal fusion surgery is performed on patients who suffer from chronic back or leg pain associated with the natural degeneration of the spinal disc space. Because spinal fusion procedures are on the rise, the spinal stimulator market is the fastest growing segment of the BGS market. SpinaLogic offers benefits similar to those of the OL1000 in that it is a portable, noninvasive device that is easy to use and requires only 30 minutes of treatment per day. The patient attaches the device to the lumbar injury location where it provides localized magnetic field treatment to the fusion site. Like the OL1000, the SpinaLogic device contains a micro-controller that tracks the patient's daily treatment compliance and can easily be checked by the surgeon upon follow-up visits.

dj Orthopedics has scheduled a conference call to discuss this announcement beginning at 2:00 PM Eastern Time, or 11:00 AM Pacific Time today, Thursday October 9, 2003. Individuals interested in listening to the conference call may do so by dialing (706) 634-0177, using the reservation code 3143805. A telephone replay will be available for 48 hours following the conclusion of the call by dialing (706) 645-9291 and using the reservation code above. In addition, the conference call also will be available live, via the Internet at www.djortho.com, and a recording of the call will be available on the Company's website.

ABOUT DJ ORTHOPEDICS

dj Orthopedics is a global orthopedic sports medicine company specializing in the design, manufacture and marketing of products and services that rehabilitate soft tissue and bone, help protect against injury and treat osteoarthritis of the knee. Its broad range of over 600 existing products, many of which are based on proprietary technologies, includes rigid knee braces, soft goods, specialty and other complementary orthopedic products. These products provide solutions for patients and orthopedic sports medicine professionals throughout the patient's continuum of care.

SAFE HARBOR STATEMENT

This press release contains forward-looking statements regarding the Company's acquisition of OrthoLogic Corporation's bone growth stimulation (BGS) business and the acquisition's impact on dj Orthopedics' future growth and profitability. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Forward looking statements includes

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references to the expected closing time for the acquisition; the projected size and growth rate of the BGS market; the Company's belief that it can leverage its rehabilitation business to increase sales of BGS products and accelerate the growth rate of the combined company; and the Company's belief that the acquisition will provide higher revenue growth and operating margins for dj Orthopedics. These forward-looking statements are based on the Company's current expectations and are subject to a number of risks, uncertainties and assumptions that might cause actual results to differ significantly from those expressed in or implied by such forward-looking statements, including the risk that we may not be able to implement our business strategy relative to the acquisition; the risk that the approvals and other conditions to closing are not obtained or satisfied, or possible antitrust issues with the United States government; the ability of the Company to secure financing or financing with acceptable terms; and competitive products or technologies in fracture repair or spinal fusion surgery and/or competition in the BGS marketplace that can undermine the Company's sales and profitability goals of the combined businesses. Many other risk factors are detailed in our recently filed and readily available Annual Report on Form 10-K for the 2002 calendar year, filed on March 28, 2003 with the Securities and Exchange Commission.

(1) Wachovia Securities is the trade name for the corporate and investment banking services of Wachovia Corporation and its subsidiaries, including Wachovia Capital Markets, LLC, member NYSE, NASD, SIPC.

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